Exhibit 10.5

FIRST CREDIT AGREEMENT SUPPLEMENT AND AMENDMENT

THIS FIRST CREDIT AGREEMENT SUPPLEMENT AND AMENDMENT (this “Amendment” is dated as of the 31st day of August, 2018 (the “Effective Date”) by and among SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, NOBLE PPS, LLC, a Nevada limited liability company and H. MICHAEL SCHWARTZ, a California resident, each having an address at c/o SmartStop Asset Management, LLC, 10 Terrace Road, Ladera Ranch, CA 92694 (collectively, “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association having a principal place of business at 225 Franklin Street, 16th Floor, Boston, Massachusetts 02110 (“Lender”).

Witnesseth That:

WHEREAS, Borrower and Lender are parties to that certain Second Amended and Restated Credit Agreement dated as of February 23, 2018 (as may be further amended, restated and/or modified from time to time, the “Credit Agreement”) pursuant to which, among other things, Lender agreed in its sole and absolute discretion to provide to Borrower a loan in the original maximum principal amount of Twenty-Four Million Five Hundred Thousand and No/100 Dollars ($24,500,000.00); and

WHEREAS, Borrower desires to obtain an Additional Loan, and Lender has agreed to provide such Additional Loan pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Credit Agreement and agree as follows:

1.Recitals and Definitions.

(a)The foregoing recitals are hereby incorporated by reference as if set forth at length herein.  Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

(b)The following definitions are hereby added to Section 1.01 of the Credit Agreement in their entirety in the proper alphabetical order:

“Borrower Representative” means SSSHTOP or any other Borrower designated as a successor to SSSHTOP in in such capacity.

“First Amendment” means that certain First Credit Agreement Supplement and Amendment dated as of the Portland Closing Date by and between Borrower and Lender.

“Portland Closing Date” means August 31, 2018.

“Portland Closing Date Net Worth” means Net Worth (SSSHT) as of the Portland Closing Date.

“Portland Commitment” means, collectively, the Portland Initial Commitment and the Portland Delayed Draw Commitment, which shall not exceed Forty-One Million and No/100 Dollars ($41,000,000).

“Portland Delayed Draw Commitment” means the obligation of Lender to make the Portland Delayed Draw Loan hereunder, in the aggregate principal amount not to exceed the sum of (a) Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) plus (b) One Million Five Hundred Thousand and No/100 ($1,500,000.00) in the event SSSHT’s excess cash flow does not meet the minimum $1,500,000 that Freddie Mac permits to be counted towards its liquidity requirement in connection with the first mortgage loan to be secured by the Portland Property less (c) the aggregate amount of all Equity Issuance Net Proceeds raised during the period commencing on the date that the MBK Loan, Portland Initial Loan and any funds advanced with respect to the Portland Delayed Draw Loan have been repaid in full and ending on the funding date of a requested Portland Delayed Draw Loan.

“Portland Delayed Draw Loan” has the meaning given to such term in Section 2.01(c)(ii).

“Portland Entity” means the Portland Property Owner, Portland Property OpCo and, if applicable, any Intermediate Entity that may directly or indirectly acquire any Equity Interests in Portland Property Owner or Portland Property OpCo to the extent contented to by Lender in its sole discretion.

“Portland Extended Maturity Date” means April 30, 2020.

“Portland Extension Fee” means the fee payable in connection with the extension of the Portland Maturity Date in an amount equal to 0.50% of the outstanding principal balance of the Portland Loan at the time of such extension.

“Portland Extension Request” has the meaning given to such term in Section 2.07(a)(iv).

“Portland Initial Commitment” means the obligation of Lender to make the Portland Initial Loan hereunder, in the initial principal amount of Twenty-Seven Million and No/100 Dollars ($27,000,000.00).

“Portland Initial Loan” has the meaning given to such term in Section 2.01(c)(i).

“Portland Initial Maturity Date” means August 31, 2019.

“Portland Loan” has the meaning given to such term in Section 2.01(c)(ii).

“Portland Management Agreement” means that certain Property Management Agreement dated as of the Portland Closing Date by and between Portland Property OpCo and Integral Senior Living, LLC with respect to the Portland Property, as may be amended from time to time as permitted by this Agreement.

“Portland Maturity Date” means the Portland Initial Maturity Date, as may be extended to the Portland Extended Maturity Date upon Lender’s determination that the conditions in Section 2.07(a)(iv)(B) have been satisfied.

“Portland Property” means that certain real property located in Portland, Oregon to be known as “Courtyard at Mt. Tabor” which is owned by Portland Property Owner.

“Portland Property OpCo” means SSSHT OpCo SE Division Street, LLC, a Delaware limited liability company.

“Portland Property Owner” means SSSHT PropCo SE Division Street, LLC, a Delaware limited liability company.

“Portland Unused Fee” has the meaning set forth in Section 2.09(f).

(c)Certain definitions set forth in Section 1.01 of the Credit Agreement are hereby amended as follows:

(i)The definition of “Commitment” is hereby amended to include, without limitation, the Portland Commitment.

(ii)The definition of “Entity” is hereby amended to include, without limitation, each Portland Entity.

(iii)The definition of “Funded Property” is hereby amended to include, without limitation, the Portland Property.

(iv)The definition of “Loan” is hereby amended to include, without limitation, the Portland Loan.

(v) The definition of “Management Agreement” is hereby amended to include, without limitation, the Portland Management Agreement.

(vi)For purposes of the Portland Loan only, the definition of “Maturity Date” shall refer to the Portland Maturity Date.

(vii)The definition of “Net Worth (Individual Borrower)” is hereby deleted.

(viii)The definition of “Property Owner” is hereby amended to include, without limitation, the Portland Property Owner.

(ix)The definition of “Property OpCo” is hereby amended to include, without limitation, the Portland Property OpCo.

(x)The definition of “Total Assets (Individual Borrower)” is hereby deleted.

(xi)The definition of “Total Indebtedness (Individual Borrower)” is hereby deleted.

2.Additional Amendments to Credit Agreement.

(a)The following Section 2.01(c) is hereby added to the Credit Agreement in its entirety:

(c)Portland Loan.

(i)Lender agrees to make a Loan to Borrower in a single advance on the Portland Closing Date in a principal amount not in excess of the Portland Initial Commitment, all subject to the terms and conditions herein set forth to fund a portion of the Acquisition Costs for the Portland Property (the “Portland Initial Loan”).

(ii)Lender agrees to make a Loan to Borrower in a series of monthly advances after the Portland Closing Date prior to the Portland Initial Maturity Date in an aggregate principal amount not in excess of the Portland Delayed Draw Commitment, all subject to the terms and conditions herein set forth to fund the costs of construction of an expansion of the Portland Property by approximately 23 units (collectively, the “Portland Delayed Draw Loan”, and together with the Portland Initial Loan, the “Portland Loan”).

(iii)Once repaid, the Portland Loan cannot be reborrowed.

(b)The following Section 2.07(a)(iv) is hereby added to the Credit Agreement in its entirety:

(iv)Portland Loan; Extension Option.

(A)Subject to the terms of Sections 2.08(d) and (e), Borrower hereby unconditionally promises to pay to Lender the then unpaid principal of and all accrued and unpaid interest on the Portland Loan on the Portland Maturity Date.

(B)Borrower may extend the Portland Maturity Date from the Portland Initial Maturity Date to the Portland Extended Maturity Date upon satisfaction of the following: (1) delivery to Lender of a written request to extend the Portland Maturity Date (a “Portland Extension Request”) to the Portland Extended Maturity Date at least thirty (30) days, prior to the Portland Initial Maturity Date; (2) no Event of Default or Default shall be in existence on the date of the Portland Extension Request and on the Portland Initial Maturity Date; (3) payment of the

Portland Extension Fee to Lender; (4) payment by Borrower of all other fees and expenses to Lender to the extent then due and owing and (5) the representations and warranties of the Credit Parties set forth in this Agreement or any other Loan Document shall be true and correct on the date of the Portland Extension Request and on the Portland Initial Maturity Date (except to the extent such representations and warranties relate to a specified date, in which case, such representations and warranties shall have been true and correct on such earlier date).  Such extension shall be evidenced by delivery of written confirmation of the same by Lender to Borrower.

(C)If the Portland Maturity Date is extended in accordance with this Section 2.07(a)(iv), all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as otherwise agreed to in writing between the parties hereto.

(c)Sections 2.08(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)

Amounts to be applied to the prepayment of a Loan or Loans pursuant to any of the preceding subsections of this Section 2.08 or Section 5.14(b) below shall be applied, (x) so long as no Event of Default exists, first, to reduce outstanding ABR Borrowings with respect to such Loans on a pro rata basis and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Borrowings with respect to such Loans on a pro rata basis or (y) if an Event of Default exists, in such order or manner as Lender determines in its sole discretion and, so long as no Event of Default exists, as follows:

first to any unpaid fees and expenses of Lender until paid in full;

second to any accrued and unpaid interest on the Obligations until paid in full;

third to the outstanding principal on the MBK Loan until paid in full;

fourth to the outstanding principal on the Portland Initial Loan until paid in full;

fifth to the outstanding principal on the Portland Delayed Draw Loan until paid in full;

sixth to the outstanding principal on any Additional Loan made after the Portland Closing Date; and

seventh, as requested in writing by Borrower (including for purposes of funding the expansion of the Portland Property) which request may, so long as no Event of Default has occurred and is continuing, include remitting such remaining funds to Borrower or the applicable Entity.

(d)The following Sections 2.09(e) and (f) are hereby added to the Credit Agreement in its entirety:

(e)To the extent Borrower provides a Portland Extension Request, Borrower agrees to pay to Lender the Portland Extension Fee at least five (5) days prior to the Portland Initial Maturity Date.

(f)Borrower agrees to pay to Lender in installments on a quarterly basis an unused fee (the “Portland Unused Fee”), which shall accrue during the period from and including the Portland Closing Date to, but excluding, the date on which the Portland Delayed Draw Commitment terminates equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment. Portland Unused Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day and on the date on which the Portland Delayed Draw Commitment terminates, commencing on the first such date to occur after the Portland Closing Date; provided that any Portland Unused Fees accruing after the date on which the

Portland Delayed Draw Commitment terminates shall be payable on demand.  All Portland Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and shall be based on the then existing Portland Delayed Draw Commitment.

(e)Section 5.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)Individual Borrower.  Individual Borrower shall at all times have and maintain, on a consolidated basis in accordance with GAAP or other accounting principles consistently applied and reasonably acceptable to Lender, tested as of the close of each fiscal quarter,  Liquidity of not less than $1,000,000 at all times.

(b)SSSHT.  SSSHT shall at all times have and maintain, on a consolidated basis in accordance with GAAP or other accounting principles consistently applied and reasonably acceptable to Lender, tested as of the close of each fiscal quarter (i) commencing on September 30, 2018, Net Worth (SSSHT) of at least the sum of (A) eighty-five percent (85%) of the Portland Closing Date Net Worth plus (B) eighty-five percent (85%) of Equity Issuance Net Proceeds received following the Portland Closing Date; (ii) commencing on (A) March 31, 2019, a Leverage Ratio of not greater than seventy percent (70%) and (B)  June 30, 2019 and at all times thereafter, a Leverage Ratio of not greater than sixty-five percent (65%), and (iii) commencing on (A) March 31, 2019, a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00 and (B) June 30, 2019 and at all times thereafter, a Fixed Charge Coverage Ratio of not less than  1.25 to 1.00.

(f)Section 7.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 7.08Indebtedness.  None of the Credit Parties shall, without the Lender’s prior written consent, incur any Indebtedness other than (a) Indebtedness under the Loan Documents; (b) Indebtedness under any Hedging Obligations so long as they are not secured by the Collateral other than Hedging Obligations to KeyBank; (c) Indebtedness in the ordinary course of business provided that such Indebtedness may only be secured by Liens permitted by Section 7.01; (d) non-recourse carve-out guaranties on behalf of its Affiliates, (e) Indebtedness of Individual Borrower (i) pursuant to the Strategic 1031 Properties III Note described in clause (a) of the definition thereof; (ii) in connection with his guaranty provided in connection with that certain $16,450,000 loan from Lender to SmartStop TI, LLC et al and (iii) in connection with his approximately $2,500,000 guaranty provided in favor of SunWest Bank in connection with its loan to Ladera Sports Center and (f) Indebtedness of Noble payable to Lender in connection with that certain $16,450,000 loan to SmartStop TI, LLC et al.  Regularly scheduled payments of interest and principal shall be permitted with respect to the Strategic 1031 Properties III Notes so long as: (x) no Default or Event of Default has occurred and is continuing without the prior written consent of Lender and (y) the financial covenants in Section 5.02 have been satisfied (both before and immediately after such payment).

(g)Schedule 3.16 to the Credit Agreement is hereby supplemented with the information set forth on Annex A hereto.

(h)Schedule 3.17(b) attached hereto as Annex B is hereby added to the Credit Agreement in its entirety.

(i)Exhibit A-2 to the Credit Agreement is hereby amended, restated and replaced with Annex C-1 attached hereto.

(j)Exhibit A-3 to the Credit Agreement is hereby amended, restated and replaced with Annex C-2 attached hereto.

3.Conditions Precedent.

(a)Portland Initial Loan.  The Lender’s obligation to fund the Portland Initial Loan is subject to satisfaction of the following conditions precedent, as determined by Lender in its reasonable discretion:

(i)Lender (or its counsel) shall have received from each Credit Party either (A) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (B) written evidence satisfactory to Lender (which may include telecopy transmission of a signed signature page of each such Loan Document) that such party has signed a counterpart of the Loan Documents to which it is a party, together with copies of all Loan Documents.

(ii)Lender shall have received a favorable written opinion (addressed to Lender and dated the Effective Date) of counsel for the Credit Parties, as Lender may approve, covering such matters relating to the Credit Parties, the Portland Entities, the Loan Documents or the Transactions as Lender shall reasonably request.  Borrower hereby requests such counsel to deliver such opinion.

(iii)Lender shall have received such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the Portland Entities, the authorization of the transactions with respect to the Portland Loan and any other legal matters relating to the Credit Parties, the Portland Entities, this Amendment or the transactions with respect to the Portland Loan, all in form and substance satisfactory to Lender and its counsel.

(iv)Lender shall have received a Borrowing Request which complies with the requirements of Section 2.03 of the Credit Agreement.

(v)Lender shall have received a Borrower Compliance Certificate and Individual Borrower Compliance Certificate, each dated as of the Portland Closing Date and signed by a Financial Officer of Borrower or Individual Borrower, respectively, in form and substance satisfactory to Lender.

(vi)Lender shall have received all fees and other amounts due and payable on or prior to the Portland Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(vii)Subject to Excluded Rights, the Security Documents shall, upon filing of the related UCC Financing Statements, create or have created and continue to create a valid and perfected first-priority security interest in the Collateral, to the extent that a security interest in such Collateral can be perfected by the filing of a UCC Financing Statement.  The Collateral shall not be subject to any Liens other than Permitted Liens.

(viii)At the time of and immediately after giving effect to the Portland Initial Loan, no Default or Event of Default shall have occurred and be continuing.

(ix)No Material Adverse Effect shall have occurred since December 31, 2017.

(x)All requirements with respect to the Portland Property, Portland Entities and Property Level Debt with respect thereto set forth in Article VI shall have been satisfied.

(xi)Borrower shall have paid Lender an upfront fee in the amount of $410,000 with respect to the Portland Loan.

(xii)The outstanding principal amount of the MBK Loan shall have been reduced to not more than $14,500,000.

(xiii)All “Obligations” (as defined in the SAM III Credit Agreement) shall have been repaid in full and all “Commitments” (as defined in the SAM III Credit Agreement) shall have been permanently terminated.

(xiv)The representations and warranties of the Credit Parties and Entities as set forth in the Credit Agreement and each Loan Document shall be true and correct in all material respects as of the Portland Closing Date; provided, however, that any such representation and warranty that relates to the Portland Entities, the Portland Property, the Portland Management Agreement or any Property Loan Documents relating thereto shall be true and correct in all respects).

(b)Portland Delayed Draw Loan.  The Lender’s obligation to fund any portion of the Portland Delayed Draw Loan after the Portland Closing Date is subject to satisfaction of the following conditions precedent, as determined by Lender in its reasonable discretion:

(i)Lender shall have received a Borrowing Request which complies with the requirements of Section 2.03 of the Credit Agreement.

(ii)Lender shall have received a Borrower Compliance Certificate and Individual Borrower Compliance Certificate, each dated as of such funding date and signed by a Financial Officer of Borrower or Individual Borrower, respectively, in form and substance satisfactory to Lender.

(iii)Lender shall have received all fees and other amounts due and payable on or prior to such funding date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(iv)At the time of and immediately after giving effect to the Portland Loan, no Default or Event of Default shall have occurred and be continuing.

(v)The representations and warranties of the Credit Parties and Entities as set forth in the Credit Agreement and each Loan Document shall be true and correct in all material respects as of such funding date.

(vi)Lender shall have received evidence reasonably satisfactory to Lender showing the use of the proceeds of such Portland Delayed Draw Loan.

(vii)The aggregate amount of all Portland Delayed Draw Loans funded by Lender shall not exceed the Portland Delayed Draw Commitment as in effect on the date of funding of such Portland Delayed Draw Loan.

4.Representations and Warranties.  Each Credit Party represents and warrants to the Lender as follows:

(a)Existing Representations and Warranties.  The representations and warranties of the Credit Parties and Entities as set forth in the Credit Agreement and each Loan Document are hereby confirmed, affirmed and ratified by each of the Credit Parties (and each Credit Party confirms and affirms that each such representation and warranty is true and correct in all material respects as of the Portland Closing Date; provided, however, that any such representation and warranty that relates to the Portland Entities, the Portland Property, the Portland Management Agreement or any Property Loan Documents relating thereto shall be true and correct in all respects).

(b)Authorization; Enforceability.  The transactions contemplated hereby are within the corporate, partnership, trust or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership, trust or limited liability company action.  This Amendment and any Loan Documents executed in connection herewith have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)Governmental Approvals; No Conflicts.  The transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate, to Borrower’s knowledge, any applicable law, regulation or order of any Governmental Authority to the extent that such violation could reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws, trust certificate or other organizational documents of any Credit Party, any Entity or any of their Affiliates, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Entity to the extent that such violation, default or right to require payment could reasonably be expected to result in a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any assets of the Credit Parties or Entities, except pursuant to the Security Documents.

(d)No Material Adverse Change.  No Material Adverse Effect has occurred since December 31, 2017.

(e)No Default.  At the time of and immediately after giving effect to the Portland Loan, no Default or Event of Default has occurred and is continuing.

(f)Organization; Powers.  Each Portland Entity (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required to the extent that the failure to so qualify, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(g)Portland Entity Information.  The following information for each Portland Entity as of the date of this Agreement is set forth on Schedule 3.16: (i) the state of formation, (ii) foreign qualifications, (iii) type of entity, (iv) organizational identification number (if applicable); (v) taxpayer identification number and (vi) a description of the Equity Interests therein.

(h)Ownership Structure. Schedule 3.17(b) is a complete and correct organizational chart for the Portland Entities, which includes (i) the Portland Property Owner and Portland Property OpCo and (ii) any Credit Party or indirectly holds any Equity Interests in the Portland Property Owner or Portland Property OpCo and the nature and percentage of such Equity Interests.  There are no Intermediate Entities with respect to the Portland Property Owner or Portland Property OpCo.

5.References in Loan Documents.  All references in any of the Loan Documents to the “Credit Agreement”, the “Note”, or to the “Loan Documents” shall, from and after the Portland Closing Date be deemed to mean and refer to the Credit Agreement, each Note, and each other Loan Document (as applicable) as amended and affected by this Amendment.  This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

6.Ratification by Credit Parties.

(a)Each Credit Party hereby ratifies, affirms and confirms the Loan Documents (as amended by this Amendment), and acknowledges and agrees that the Loan Documents (as amended by this Amendment) remain in full force and effect and are enforceable against such Credit Party and against the Collateral described therein in accordance with their respective terms.  Each Credit Party hereby further acknowledges and agrees that, as of the Portland Closing Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof

(b)In furtherance of the provisions of subsection (a) above, and not in limitation or derogation thereof, by its execution of this Amendment, Guarantor hereby (i) acknowledges and consents to the terms and provisions of this Amendment; (ii) ratifies, affirms and confirms the Guaranty; (iii) agrees that the Guaranty is and shall remain in full force and effect and that the terms and provisions of the Guaranty cover and pertain to the Guaranteed Obligations (as defined in the Guaranty); (iv) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty, or other obligations created and evidenced by the Guaranty; and (v) certifies that the representations and warranties contained in the Guaranty, the Credit Agreement, and the other Loan Documents with respect to each Guarantor remain true and correct as of the Portland Closing Date.

7.Security and Liens.  All Obligations of the Credit Parties under the Loan Documents, shall be secured by and be entitled to the benefits of, the Collateral and shall remain in all respects subject to the liens, charges and encumbrances of, the Loan Documents, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.  Subject to the limitations set forth in the Guaranty and the Collateral Documents in terms of the scope thereof, each Credit Party does hereby grant, transfer, assign and grant a security interest in and to Lender, its successors and assigns, in all of the Collateral in order to secure the Loan and the Obligations.

8.No Waiver.  This Amendment is only a modification of the Loan Documents and is not intended to, and shall not be construed to, effect a novation of any Loan Document, or to constitute a modification of, or a course of dealing at variance with, the Loan Documents (each as amended by this Amendment), such as to require further notice by Lender to require strict compliance with the terms of the other Loan Documents in the future.

9.Release; Set-off.  Each Credit Party hereby unconditionally releases and forever discharges Lender and its officers, directors, shareholders, employees, and attorneys from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Portland Closing Date in connection with the Credit Agreement, the Loan Documents, and any other documents relating thereto.

10.Miscellaneous.

(a)All costs and expenses of Lender, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Lender relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby shall be the responsibility of Borrower.

(b)This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed within such state.

(c)This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(d)Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf’, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof

11.Appointment of Borrower Representative.

(a)Appointment; Nature of Relationship. The Borrower Representative is hereby appointed by each of the Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative.  Lender and its officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.

(b)Execution of Documents.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to Lender any agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, Borrowing Requests and Borrower Compliance Certificates.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the Borrower and Lender have caused this Amendment to be duly executed by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

BORROWER:

SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, its General Partner

By:/s/ H. Michael Schwartz

H. Michael Schwartz

Chief Executive Officer

/s/ H. Michael Schwartz H. Michael Schwartz
NOBLE PPS, LLC, a Nevada limited liability company By: /s/ H. Michael Schwartz H. Michael Schwartz, Manager
LENDER:	KEYBANK NATIONAL ASSOCIATION By: /s/ Christopher T. Neil Christopher T. Neil, Vice President

The undersigned hereby acknowledges and consents to the foregoing Amendment:

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC., a Maryland corporation By: /s/ H. Michael Schwartz H. Michael Schwartz Chief Executive Officer